U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 16, 2005

Innovative Designs, Inc.

(Exact Name of registrant as specified in its Charter)

Delaware

(State of Incorporation)

333-103746

Commission File No.

03-0465528

(IRS Employer Identification No.)

223 North Main Street, Suite 1, Pittsburgh, Pennsylvania 15215

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number  (412) 799-0350

All correspondence to:

Eric S. Gillen, Esquire

Leech Tishman Fuscaldo & Lampl, LLC

Citizens Bank Building, 30th Floor

525 William Penn Place

Pittsburgh, Pennsylvania 15219

(412) 261-1600 Telephone

(412) 227-5551 Facsimile

Item 5.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 14, 2005, Dominic Cerniglia, a member of the board of directors of Innovative Designs, Inc. (the “Company”), sent a letter to the Company’s Chief Executive Officer resigning his position as a member of the board of directors effective on September 14, 2005.  A copy of Mr. Cerniglia’s resignation letter is attached to this Form 8-K as Exhibit “A”.

Mr. Cerniglia stated that the reason for his resignation is due to his age and his obligations to operating his own business.

The Company has agreed to accept Mr. Cerniglia’s resignation effective September 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

9/16/05

Innovative Designs, Inc.

/s/  Joseph Riccelli

By:  Joseph Riccelli

Title:  Chief Executive Officer

DOMINIC CERNIGUA

118 Fox Plan Road

P.O. Box 725

Monroeville, PA 15146

412-856-1161

September 14, 2005

Mr. Joseph Riccelli

Innovative Designs, Inc.

124 Cherry Way

Pittsburgh, PA 15223

Dear Joe:

After much thought and deliberation, I have decided to resign my position on the Board of Directors of Innovative Designs, lnc. Therefore, kindly accept my resignation as of the data of this letter. Due to my age of 72 and operating a full business, I do not care to increase my stress level any more by being a member of the Board.

Thank you; and in the event you have any questions or should you require any additional information, please don't hesitate to let me know. This letter is being sent to you by Certified Mail with a copy being sent to you by first class mail.

Sincerely,

/s/ Dominic Cerniglia

Dominic Cerniglia

DC:It

CERTIFIED MAIL/RETURN RECEIPT REQUESTED

cc: Mr. Joseph Riccelli, Innovative Designs, Inc., 124 Cherty Way, Pgh., Pa., 15215

EXHIBIT

A